UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2016

Golden Matrix Group, Inc.

(Exact name of Company as specified in its charter)

Nevada	000-54840	46-1814729
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3651 Lindell Road, Suite D131 Las Vegas, NV 89103
(Address of principal executive offices)

Phone: (917) 775-9689
(Company 's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Management of Golden Matrix Group, Inc. (the "Company") decided that it would be in the best interest of the Company, as well as its Shareholders, to return to President Stock Transfer and engage President Stock Transfer as its Transfer Agent.

Upon extensive discussions with Management and with particular consideration to streamlining the retirement of certain debt that existed prior to the new Management being appointed, and the ongoing restructuring of the Company, Golden Matrix Group formally accepted the termination of Empire Stock Transfer, Inc. located at 1859 Whitney Mesa Dr., Henderson, NV, 89014 as the Transfer Agent for the Company and reappointed President Stock Transfer, Inc. located at 215-515 West Pender Street, Vancouver, BC V6B 6H5, as it's Transfer Agent.  The Company executed a Transfer Agency and Registrar Services Agreement with President Stock Transfer on August 16, 2016.  The Board of Directors agreed that it would be in the best interest of the company to re-engage a transfer agent that was familiar with the company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golden Matrix Group, Inc.

Date: August 18, 2016	By	/s/ Anthony B. Goodman
Anthony B. Goodman, CEO

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